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                                                                   EXHIBIT 10.8

                              ROBINSON NUGENT, INC.
                        SUMMARY OF ROBINSON NUGENT, INC.
                 BONUS PLAN FOR FISCAL YEAR ENDING JUNE 30, 2001

         The Board of Directors has adopted a bonus plan for executive officers and key employees for fiscal year 2001. Under the bonus plan for executive officers and key employees for fiscal 2001, if consolidated pretax income exceeds the amount specified in the 2001 financial plan, an amount equal to 10% of that excess will be available for payment of bonuses. The bonus amount payable to each of the executive officers and key employees will be determined by the President and Chief Executive Officer of the Company.


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